EXHIBIT 10.1

AMENDMENT TO REVOLVING LINE OF CREDIT NOTE AND CREDIT AGREEMENT

THIS AMENDMENT TO REVOLVING LINE OF CREDIT NOTE AND CREDIT AGREEMENT (this “Amendment”) is made as of the 3rd day of January, 2012, by and between AMERICAN WOODMARK CORPORATION, a Virginia corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Bank”).

RECITALS

A.           Bank extended credit to Borrower (the “Loan”) as evidenced by that certain Revolving Line of Credit Note dated as of December 2, 2009 made by Borrower payable to the order of Bank in the original principal amount of Thirty-Five Million and No/100 Dollars ($35,000,000.00) (as modified, amended, renewed, restated or replaced from time to time, the “Note”).

B.           Bank and Borrower entered into that certain Credit Agreement dated as of December 2, 2009 (as modified or amended from time to time, the “Credit Agreement”), setting forth the terms and conditions of the Loan.

C.           The Loan is secured by, among other collateral, those certain Security Agreements dated as of December 2, 2009 given by Borrower in favor of Bank (collectively, as modified or amended from time to time, the “Security Agreements”), granting a security interest to Bank in certain personal property of Borrower as more particularly described therein.

D.           Borrower has requested, and Bank has agreed, to extend the maturity date of the Note and modify certain other terms and conditions of the Credit Agreement.

E.           Bank and Borrower mutually desire to modify and amend the provisions of the Note and Credit Agreement in the manner hereinafter set out, it being specifically understood that, except as herein modified and amended, the terms and provisions of the Note and Credit Agreement shall remain unchanged and continue in full force and effect as therein written.

AGREEMENT

NOW, THEREFORE, effective as of the date first written above, Bank and Borrower, in consideration of Bank’s continued extension of credit and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the foregoing, hereby agree that the Note and Credit Agreement shall be, and the same hereby are, modified and amended as follows:

1.           The Note is hereby modified and amended by deleting and restating the last sentence of subsection (a) of the section of the Note entitled “BORROWING AND REPAYMENT”, entitled “Borrowing and Repayment”, in its entirety as follows: “The outstanding principal balance of this Note shall be due and payable in full on December 31, 2015.”

2.           The Credit Agreement is hereby modified and amended by deleting the text “Maintain a ratio of Total Liabilities to Tangible Net Worth of not greater than 0.9 to 1.0 measured at the end of each fiscal quarter of Borrower” where it appears in subsection (a) of Section 4.9 of the Credit Agreement, entitled “FINANCIAL CONDITION”, and replacing such text with the following: “Maintain a ratio of Total Liabilities to Tangible Net Worth of not greater than 1.5 to 1.0 measured at the end of each fiscal quarter of Borrower.”

IT IS MUTUALLY AGREED by and between the parties hereto that this Amendment shall become a part of the Note and Credit Agreement by reference and that nothing herein contained shall impair the security now held for said indebtedness, nor shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Note and/or Credit Agreement, except as herein amended, nor affect or impair any rights, powers or remedies under the Note and/or Credit Agreement, each as hereby amended.

Borrower promises and agrees to pay and perform all of the requirements, conditions and obligations under the terms of the Note and Credit Agreement, each as hereby modified and amended, said documents being hereby ratified and affirmed.  The execution and delivery hereof shall not constitute a novation or modification of the lien, encumbrance or security title of any of the instruments securing the Note, including, without limitation, the Security Agreements, which instruments shall continue to retain their priority as originally filed for record.  Borrower expressly agrees that the Note and Credit Agreement are in full force and effect and that Borrower has no right to setoff, counterclaim or defense to the payment thereof.  Any reference contained in the Note or Credit Agreement, as amended herein, or any of the other documents evidencing, securing or otherwise executed in connection with the Loan to the Note or Credit Agreement shall hereinafter be deemed to be a reference to such document as amended hereby.

This Amendment shall be closed without cost to Bank and all expenses incurred in connection with this closing (including, without limitation, all attorneys’ fees) are to be paid by Borrower.  Bank is not providing legal advice or services to Borrower.

This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflict of laws.

This Amendment shall be binding upon and inure to the benefit of any assignee or the respective heirs, executors, administrators, successors and assigns of the parties hereto.

This Amendment shall be attached to the Note as an allonge and shall become a part thereof as fully as if set forth therein.

This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute any of such counterparts.

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AMENDMENT TO REVOLVING LINE OF CREDIT NOTE AND CREDIT AGREEMENT

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IN WITNESS WHEREOF, this instrument has been executed under seal by the parties hereto and delivered on the date and year first above written.

BORROWER:

AMERICAN WOODMARK CORPORATION,
a Virginia corporation

By:	/s/ Glenn Eanes	(SEAL)
Name:	Glenn Eanes
Title:	Vice President and Treasurer

BANK:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Chad J. Harcum	(SEAL)
Name:	Chad J. Harcum
Title:	Senior Vice President